UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2006
Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52013	20-0640002
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

888 Seventh Avenue, New York, New York	10106
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 246-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
ITEM 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Item 8.01 Other Events.
     On June 8, 2006, Town Sports International Holdings, Inc. (the “Company”) issued a press release announcing that it had issued a notice of redemption for 35% of the aggregate original principal amount ($43,682,572) of its outstanding 11% Senior Discount Notes due 2014, at a redemption price equal to 111% of the accreted value at the redemption date of the notes being redeemed, plus accrued and unpaid interest on such amount to, but excluding, July 7, 2006. The aggregate accreted value of the notes being redeemed at the 111% redemption price totals $62,874,878 as of July 7, 2006. A copy of this press release is being furnished as Exhibit 99.1 to this report.
     On June 8, 2006, Town Sports International, Inc., a wholly owned subsidiary of the Company (“TSI”), issued a press release announcing the expiration, as of Midnight (New York City time) on June 7, 2006, of TSI’s previously announced cash tender offer to purchase up to $85,000,000 aggregate principal amount of TSI’s outstanding 9 5/8% Senior Notes due 2011. A copy of this press release is being furnished as Exhibit 99.2 to this report.
ITEM 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release dated June 8, 2006.

99.2	Press Release dated June 8, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date: June 8, 2006	By:	/s/ RICHARD PYLE

Richard Pyle
Chief Financial Officer

EXHIBIT INDEX
99.1	Press Release dated June 8, 2006.

99.2	Press Release dated June 8, 2006.